                                                                Exhibit 10.18
June 30, 1998

Ms. Theresa May
757 Centerwood Drive
Tarpon Springs, FL  34689


Dear Ms. May,

This letter, when accepted by you in a manner hereinafter provided, will evidence the agreement among Optimum Health Services, Inc, a Delaware Corporation (the "Company") and Ms. Theresa May (the "Employee") for the provision of certain services to be rendered by Employee to the Company (the "Agreement"), all under the following terms and conditions to wit:

1. EMPLOYMENT DUTIES

The Company shall employ Employee as Vice President of Corporate Development. Employee shall report to the President and be initially responsible for, among others:

        A. Participation in the design and production of collateral materials

        B. Development and implementation of a strategic plan for provider recruitment

        C. Provider recruitment including PCP's, specialists, hospitals, alternative care providers and ancillary service providers

        D. Contract negotiations (including compensation arrangements) with providers. Compensation parameters to be pre-approved by the President

        E. Contract negotiations with payor groups (HMOs, employer's, individuals, etc...) as approved by supervisor.

        F. Development of Provider Manual(s)

        G. Recruitment and supervision of network development/provider relations staff

        H. Other duties as may be assigned

2. EMPLOYMENT TERM

This Agreement shall commence on June 30, 1998, and shall end on May 31, 2001 (the "Employment Term") unless extended by the Company and Employee in writing or unless sooner terminated in accordance with the provisions of this Agreement.

3. COMPENSATION, EXPENSES, ETC.

In consideration of performance of the services and activities hereby, the Company shall pay Employee compensation as follows:

        A. An initial base salary of thirty-nine thousand ($39,000) per annum during the Company's pre-operational phase; increased to sixty thousand ($60,000) when operational (operational phase begins at such time the Company has generated revenues for a fiscal quarter in an amount equal to or greater than $375,000)

        B. Eligible for up to $5,000 bonus payable at the end of each annual anniversary based on provider recruitment goals, payor contracts negotiated and Company profitability. Specific goals in each area to be outlined within 30 days subsequent to each anniversary period.

        C. Payment of group health care premium covering the Employee, beginning with commencement of the Employment Term; dependent coverage available through go
        D.      payroll deduction.

        E. Three (3) weeks of compensated vacation which shall vest ratably throughout the year.

        F. Eligibility for other company benefits as they become available (life insurance, long and short term disability, etc.), in accordance with company policies

        G. Upon termination of this Agreement by mutual written agreement, death, or disability of the Employee, or change of control (where change of control shall mean (I) any transaction that has the result that stockholders of the Company immediately before such transaction cease to own at least fifty-one percent (51%) of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iii) a sale, lease exchange or other disposition of all or substantially all the property and assets of the Company), the Employee shall receive a severance package equal to fifty percent (50%) of Employee's annual base salary at the time of termination, payable in six (6) equal monthly installments, beginning in the second calendar month following the month in which termination occurs.

        H. The Company shall deduct the usual withholding taxes from Employee's compensation consistent with standard practices and applicable federal and state laws.

        I. The Company shall reimburse Employee for any documented out of pocket expenses incurred in connection with the duties and responsibilities described herein, subject to the Company's policies. Upon termination of this Agreement, all accrued but unpaid compensation to Employee shall be payable in full.

4. STOCK OPTIONS

Employee will be granted on June 30, 1998 options (the "Options") to purchase four thousand two hundred fifty-nine (4,259) shares of the Company's common stock at an exercise price of $1.44 per share under the Company's Stock Option Plan. The Options will be evidenced by a stock option agreement (such options shall be subject to adjustment in the event of a re-capitalization, stock split, rights offering, stock dividend). Sale of the shares of Common Stock issued to Employee upon the exercise of the Options may be subject to limitations pursuant to Rule 144 under the Securities Act of 1933. The Options shall vest with respect to thirty-three and one-third percent (33 1/3%) on May 31, 1999; thirty-three and one-third percent (33 1/3%) on May 31, 2000; and thirty-three and one-third percent (33 1/3%) on May 31, 2000. The Options shall be exercisable for a period of five (5) years from June 1, 1998. However, in the event this Agreement is terminated for cause or in the event Employee resigns from the employment of the Company, the vested Options shall be exercisable for a period of three (3) months from the date of such termination or resignation.

5. TERMINATION

This Agreement may be terminated prior to the end of the Employment Term,

        (i)   by the written agreement between Company and Employee;
        (ii) by the death of Employee or her disability for a period of one hundred and twenty (120) consecutive days or the adjudicated mental incompetency of Employee; or
        (iii) by the Company for cause, where "cause" shall mean for purpose of this Agreement:
                (a) a violation by Employee of any material provision of this
                    Agreement, a breach of fiduciary duty or conduct involving moral turpitude, where such violation, activity, or conduct is not remedied by Employee within thirty, (30) days of written notice from the Company
                (b) employee's conviction of a felony

6. COVENANT NOT TO COMPETE; NOT TO SOLICIT

        A. During the Employment Term and for a period of six (6) months thereafter, the Employee will not without the prior written permission of the Company in each instance directly or indirectly carry on or participate in a business the same as or similar to or in competition with that conducted or engaged in by the Company or any of its subsidiaries or affiliates.

        B. The term "carry on or participate in a business the same as or similar to that conducted or engaged in by the Company or any of its subsidiaries or affiliates" shall include the Employee, directly or indirectly, doing any of the following listed acts, other than carrying on or engaging in activities expressly permitted under this
           Agreement:
              (i) carrying on or engaging in any such business as a principal, or solely or jointly with others as a director, officer, agent, employee, consultant or partner, or stockholder or limited partner owning more than five percent (5%) of the stock or equity interests in or securities convertible into more than five percent (5%) of the stock of or equity interests in any corporation, association or limited partnership; or
              (ii) as agent or principal carrying on or engaging in any activities or negotiations with respect to the acquisition or disposition of any such business; or
              (iii) lending credit or money for the purpose of establishing or operating any such business; or
              (iv) giving advice to any other person, firm, association, corporation or other entity engaging in any such business, provided such other person, firm, association, corporation or other entity is not a member of Employee's immediate family; or
              (v) lending or allowing her name or reputation to be used in any such business.

        C. In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Company shall be entitled to injunctive relief against the Employee. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Employer for such breach or threatened breach, including without limitation the recovery of damages from the Employee.

        D. During the Employment Term and for six (6) months thereafter, the Employee will not without the prior written permission of the Company in each instance will not solicit, or attempt to solicit and employ any employee of the Company or any of its subsidiaries or affiliates, or commit an act the primary purpose of which is to induce employee of the Company or any of its subsidiaries or affiliates to leave such employment or significantly interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, relating to the business activities between the Company or any of its subsidiaries or affiliates and their respective prospects.

        E. The parties hereto consider the restrictions contained in this
           Section 6 to be reasonable. If, however, such restrictions are found by any court having jurisdiction to be unreasonable because they are (or any of them is) too broad, then such restrictions shall nevertheless remain effective, but shall be considered amended as to protection of business, time or geographic area in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

        F. The provisions of this Section 6 shall survive the expiration or termination, for any reason, or this Agreement and shall be separately enforceable.


7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

        A. The Employee agrees that she will not, during the Employment Term or thereafter, make use of, divulge or otherwise disclose, directly or indirectly, any trade or business secret (including, without limitation, any customer list, data, records or financial information constituting a trade or business secret) concerning the business or policies of the Company or any of its subsidiaries or affiliates which she may have learned as a result of her employment during the Employment Term or prior thereto as shareholder, employee, officer and/or director or the Company except to the extent such use or disclosure is necessary to the performance of this Agreement and in furtherance of the Company's best interest. The provisions of this Section 7 shall survive the expiration or termination, for any reason, of this Agreement.

        B. The Employee shall not during the Employment Term or for six (6) months thereafter make use of, divulge or otherwise disclose, directly or indirectly, any confidential information concerning the business or policies of the Company or any of its subsidiaries or affiliates which she may have learned while a shareholder, employee, officer and/or director of the Company.

        C. In the event of a breach or reasonably threatened breach by the Employee of the provisions of this Section 7, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, any such trade or business secret and/or any such confidential information, or from rendering any services to any person, firm, corporation, association, or other entity to whom any such trade or business secret and/or any such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including without limitation the recovery of damages from the Employee.

        D. The provisions of this Section 7 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable.

8. AMENDMENT

This Agreement may be amended only by the written agreement of the Company and Employee.

9. SUCCESSORS AND ASSIGNS

The Company's rights and obligations under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company; and the Company may delegate all or any part of its rights and obligations hereunder to any affiliate or subsidiary of the Company.

The Employee acknowledges and agrees that this Agreement is personal to her and her rights and interests hereunder may not be assigned, nor may her obligations and duties hereunder be delegated with exception of the voting rights assigned to Employee's spouse by Employee.

10. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

11. ENTIRE AGREEMENT

This Agreement supersedes any and all other agreements, either oral or written heretofore made with respect to the subject matter hereof.

12. SEVERABILITY

Any provision of this Agreement which is found to be unenforceable in any jurisdiction, shall, as to such jurisdiction only, be ineffective to the extent of such unenforceability, without invalidating or otherwise affecting the remaining provisions hereof. If any of the covenants against competition contained in Section 6 are found by a court having jurisdiction to be unreasonable in duration, geographical scope, or character of restriction, the covenant shall not be rendered unenforceable thereby, but rather the duration, geographical scope, or character of restriction of said covenant shall respectively be reduced or modified to render the covenant reasonable and the covenant shall be enforced as modified.


13. COUNTERPARTS

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

14. NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to:
        (i) Employee at the address shown above, or at such other address or addresses as Employee shall designate to the Company in accordance with this Section, or
        (ii) Company at the address set forth on the above letterhead, or at such other address as the Company shall designate to Employee in accordance with this section.

15. PRONOUNS

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

16. MISCELLANEOUS

        A. No delay or omission by the Company or Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        B. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any of this Agreement.

17. EMPLOYEE REPRESENTATIONS

Employee represents and warrants that she has the full power and authority to enter into this Agreement and perform the duties as contemplated hereunder. Employee further represents and warrants that she is free to enter into this Agreement and that there are no other employment contracts, agreements or understandings, written or oral, restrictive covenants, agreements not to compete, confidentiality agreements or other restrictions whether written or oral, preventing the performance of her duties hereunder. To the extent of any breach of these representations and warranties by Employee, Employee agrees to indemnify Employer and hold Employer harmless from any claim, action, liability, damage or loss threatened or incurred by Employer on account of such breach.

               *                       *                       *

If the foregoing accurately sets out our agreement with regard to the above, please indicate your acceptance by executing and returning two copies of this letter to the undersigned.

Very truly yours,


OPTIMUM HEALTH SERVICES, INC.


By:
   -------------------------------
   Jason Patchen
   President & CEO



Accepted and agreed to this ___ day of _________________, 1998.


-------------------
Theresa M. May
"Employee"